BY-LAWS



                                     OF



                         COCA-COLA ENTERPRISES INC.













                       As amended through April 17, 1995

                         COCA-COLA ENTERPRISES INC.

                                   BYLAWS

                               TABLE OF CONTENTS

                                                           Page
   ARTICLE I - SHAREHOLDERS                                ----

       Section 1    Place, Date and Time of Holding
                       Annual Meetings   . . . . . . . . . . . 1
       Section 2    Voting . . . . . . . . . . . . . . . . . . 1
       Section 3    Quorum . . . . . . . . . . . . . . . . . . 1
       Section 4    Adjournment of Meetings  . . . . . . . . . 1
       Section 5    Special Meetings . . . . . . . . . . . . . 1
       Section 6    Notice of Shareholders Meeting . . . . . . 2
       Section 7    Organization . . . . . . . . . . . . . . . 2
       Section 8    Inspectors of Election . . . . . . . . . . 2
       Section 9    Record Date  . . . . . . . . . . . . . . . 2
       Section 10   Notice of Shareholder Proposals  . . . . . 2

   ARTICLE II - DIRECTORS
       Section 1    Number of Directors  . . . . . . . . . . . 4
       Section 2    Regular Meetings . . . . . . . . . . . . . 4
       Section 3    Special Meetings . . . . . . . . . . . . . 4
       Section 4    Notice of Meetings . . . . . . . . . . . . 4
       Section 5    Quorum and Voting  . . . . . . . . . . . . 5
       Section 6    General Powers of Directors  . . . . . . . 5
       Section 7    Chairman . . . . . . . . . . . . . . . . . 5
       Section 8    Compensation of Directors  . . . . . . . . 5
       Section 9    Qualification of Directors . . . . . . . . 5
       Section 10   Resignation of Directors Who Cease
                      to be Officers of the Company  . . . . . 5

   ARTICLE III - COMMITTEES OF THE BOARD OF DIRECTORS
       Section 1    Committees of the Board of Directors . . . 6
       Section 2    Election of Committee Members  . . . . . . 6
       Section 3    Procedure/Quorum/Notice  . . . . . . . . . 6
       Section 4    Executive Committee  . . . . . . . . . . . 7
       Section 5    Audit Committee                            7
       Section 6    Compensation Committee . . . . . . . . . . 7
       Section 7    Committee on Directors . . . . . . . . . . 8
       Section 8    Public Issues Review Committee . . . . . . 8
       Section 9    Retirement Plan Review Committee . . . . . 8

   ARTICLE IV - NOTICE AND WAIVER OF NOTICE
       Section 1    Notice . . . . . . . . . . . . . . . . . . 8
       Section 2    Waiver of Notice . . . . . . . . . . . . . 8
   ARTICLE V - OFFICERS
       Section 1    Officers of the Company  . . . . . . . . . 9
       Section 2    Election of Officers . . . . . . . . . . . 9
       Section 3    Tenure of Office; Removal  . . . . . . . .10
       Section 4    President  . . . . . . . . . . . . . . . .10
       Section 5    Vice Presidents  . . . . . . . . . . . . .10
       Section 6    Assistant Vice Presidents  . . . . . . . .10

                                                             Page
   ARTICLE V - OFFICERS                                      ----
       Section 7    Secretary  . . . . . . . . . . . . . . . .10
       Section 8    Treasurer  . . . . . . . . . . . . . . . .11
       Section 9    Controller . . . . . . . . . . . . . . . .11
       Section 10   Director of Internal Audit . . . . . . . .11

   ARTICLE VI - RESIGNATIONS: FILLING OF VACANCIES
       Section 1    Resignations . . . . . . . . . . . . . . .12
       Section 2    Filling of Vacancies . . . . . . . . . . .12

   ARTICLE VII - CAPITAL STOCK
       Section 1    Form and Execution of Certificates . . . .12
       Section 2    Record Ownerships  . . . . . . . . . . . .13
       Section 3    Transfer of Shares . . . . . . . . . . . .13
       Section 4    Lost, Stolen or Destroyed Stock
                      Certificates . . . . . . . . . . . . . .12
       Section 5    Regulations  . . . . . . . . . . . . . . .13
       Section 6    Transfer Agent and Registrar . . . . . . .13

   ARTICLE VII - SEAL  . . . . . . . . . . . . . . . . . . . .14

   ARTICLE IX - FISCAL YEAR  . . . . . . . . . . . . . . . . .14

   ARTICLE X - AMENDMENTS
       Section 1    Directors may Amend By-Laws  . . . . . . .14
       Section 2    By-Laws Subject to Amendment by
                      Shareholders . . . . . . . . . . . . . .14

   ARTICLE XI - EMERGENCY BY-LAWS
       Section 1    Emergency By-Laws  . . . . . . . . . . . .14
       Section 2    Meetings . . . . . . . . . . . . . . . . .15
       Section 3    Quorum . . . . . . . . . . . . . . . . . .15
       Section 4    By-Laws  . . . . . . . . . . . . . . . . .15
       Section 5    Liability  . . . . . . . . . . . . . . . .15
       Section 6    Repeal or Change . . . . . . . . . . . . .15

                              BY-LAWS
                                OF
                      COCA-COLA ENTERPRISES INC.


                           ARTICLE I
                         SHAREHOLDERS


    Section 1.  Place, Date and Time of Holding Annual
                --------------------------------------
Meetings.  Annual meetings of shareholders shall be held at
- --------
such place, date and time as shall be designated from time to time by the Board of Directors. In the absence of a resolution adopted by the Board of Directors establishing such place, date and time, the annual meeting shall be held at 1209 Orange Street, Wilmington, Delaware, on the second Wednesday in April of each year at 9:00 A.M. (local time).

    Section 2.  Voting.  Each outstanding share of common
                ------
stock of the Company is entitled to one vote on each matter submitted to a vote. The vote for the election of directors shall be by written ballot. Directors shall be elected by a plurality of votes cast in the election for such directors.
All other action shall be authorized by a majority of the votes cast unless a greater vote is required by the Certificate of Incorporation or the laws of Delaware. A shareholder may vote in person or by written proxy.

    Section 3.  Quorum.  The holders of a majority of the
                ------
issued and outstanding shares of the common stock of the Company, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders.

    Section 4.  Adjournment of Meetings.  In the absence of a
                -----------------------
quorum or for any other reason, the chairman of the meeting may adjourn the meeting from time to time. If the adjournment is not for more than thirty days, the adjourned meeting may be held without notice other than an announcement at the meeting. If the adjournment is for more than thirty days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called.

    Section 5.  Special Meetings.  Special meetings of the
                ----------------
shareholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings shall be held at the place, date and time fixed by the Secretary.

    Section 6.  Notice of Shareholders Meeting.  Written
                ------------------------------
notice, stating the place, date, hour and purpose of the annual or special meeting shall be given by the Secretary not less than ten nor more than sixty days beforethe date of the meeting to each shareholder entitled to vote at such meeting.

    Section 7.  Organization.  The Chairman of the Board of
                ------------
Directors shall preside at all meetings of shareholders. In the absence of, or in case of a vacancy in the office of, the Chairman of the Board of Directors, the President, or in his absence any Vice President in order of seniority in time in office, shall preside. The Secretary of the Company shall act as secretary at all meetings of the shareholders and in the Secretary's absence, the presiding officer may appoint a secretary.

    Section 8.  Inspectors of Election.  All votes by ballot
                ----------------------
at any meeting of shareholders shall be conducted by such number of inspectors of election as are appointed for that purpose by either the Board of Directors or by the chairman of the meeting. The inspectors of election shall decide upon the qualifications of voters, count the votes and declare the results.

    Section 9.  Record Date.  The Board of Directors, in order
                -----------
to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribu-tion or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, shall fix in advance a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action and in such case only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or be entitled to receive payment of any such dividend or other distribution or allotment of any rights or be entitled to exercise any such rights in respect of stock or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

    Section 10.  Notice of Shareholder Proposals.  (a)  At any
                 -------------------------------
annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company who complies with the notice pro-cedures set forth in this Section 10(a) provided, in each case, that such business proposed to be conducted is, under the law, an appropriate subject for shareholder action. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and re-ceived at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' prior public disclosure of the date of the meeting is given or made by the Company, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by such shareholder and (iv) any material interest of such shareholder in such business. The Chairman of an annual meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 10(a) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

    (b) Only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 10(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' prior disclosure of the date of the meeting is given or made by the Company, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (x) the name and address, as they appear on the Company's books, of such shareholder and
(y) the class and number of shares of the Company which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Direc-tors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a direc-tor of the Company unless nominated in accordance with the procedures set forth in the By-Laws. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                          ARTICLE II
                           DIRECTORS


    Section 1.  Number of Directors.  The whole Board of
                -------------------
Directors shall consist of not less than three (3) nor more than twenty (20) members, the exact number to be set from time to time by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. In absence of the Board of Directors setting the number of directors, the number shall be 12.

    Section 2.  Regular Meetings.  Regular meetings of the
                ----------------
Board of Directors shall be held at such times as the Board of Directors may determine from time to time.

    Section 3.  Special Meetings.  Special meetings of the
                ----------------
Board of Directors may be called by the Chairman of the Board of Directors, the President, the Secretary or by a majority of the directors by written request to the Secretary.

    Section 4.  Notice of Meetings.  The Chairman, a Vice
                ------------------
Chairman or the Secretary shall give notice of all meetings of the Board of Directors by mailing the notice at least three days before each meeting or by telegraphing or telephoning the directors not later than one day before the meeting. The notice shall state the time, date and place of the meeting, which shall be determined by the Chairman of the Board of Directors, or, in absence of the Chairman, by the Secretary of the Company, unless otherwise determined by the Board of Dire-ctors.

    Section 5.  Quorum and Voting.  A majority of the directors
                -----------------
holding office shall constitute a quorum for the transaction of business. Except as otherwise specifically required by Delaware law or by the Certificate of Incorporation of the Company or by these By-Laws, any action required to be taken shall be authorized by a majority of the directors present at any meeting at which a quorum is present.

    Section 6.  General Powers of Directors.  The business and
                ---------------------------
affairs of the Company shall be managed under the direction of the Board of Directors.

    Section 7.  Chairman.  The Board of Directors may appoint
                --------
a Chairman of the Board of Directors, who shall preside as chairman of all meetings of the directors and all meetings of the shareholders of the Company, and who shall perform such other duties as may be assigned from time to time by the Board of Directors. The Board of Directors may also appoint one or more Vice Chairmen, who shall perform such duties as may be assigned from time to time by the Board of Directors. In the absence of, or in the case of a vacancy in the office of, the Chairman of the Board of Directors, the Vice Chairman shall preside. If there is more than one Vice Chairman, the Vice Chairman who is also an officer, or, if each is an officer, the Vice Chairman who is the senior officer, shall preside. In the absence of, or, in the case of vacancies in the offices of, Chairman and Vice Chairman of the Board of Directors, a chairman selected by the Chairman of the Board of Directors, or if he fails to do so, by the directors, shall preside.

    Section 8.  Compensation of Directors.  Directors and
                -------------------------
members of any committee of the Board of Directors shall be entitled to such reasonable compensation and fees for their services as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors and any committee thereof, except that a Director who is an officer or employee of the Company shall receive no compensation or fees for serving as a Director or a committee member.

    Section 9.  Qualification of Directors.  Each person who
                --------------------------
shall attain the age of 70 shall not thereafter be eligible for nomination or renomination as a member of the Board of Directors.

    Section 10.  Resignation of Directors Who Cease to be
                 ----------------------------------------
Officers of the Company.  Any director who was an officer of
- -----------------------
the Company at the time of his or her election or most recent reelection shall resign as a member of the Board of Directors simultaneously when he or she ceases to be an officer of the Company.

                          ARTICLE III
             COMMITTEES OF THE BOARD OF DIRECTORS


    Section 1.  Committees of the Board of Directors.  The
                ------------------------------------
Board of Directors shall designate an Executive Committee, an Audit Committee, a Compensation Committee, a Committee on Directors, a Public Issues Review Committee, and a Retirement Plan Review Committee, each of which shall have and may exercise the powers and authority of the Board of Directors to the extent hereinafter provided. The Board of Directors may designate one or more additional committees of the Board of Directors with such powers as shall be specified in the resolution of the Board of Directors. Each committee shall consist of such number of directors as shall be determined from time to time by resolution of the Board of Directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

    All actions of the Board of Directors designating commit-tees, or electing or removing members of such committees, shall be taken by a resolution passed by a majority of the whole
Board.

    Each committee shall keep regular minutes of its meetings.
All action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to approval and revision by the Board, provided that no legal rights of third parties shall be affected by such revisions

    Section 2.  Election of Committee Members.  The members of
                -----------------------------
each committee shall be elected by the Board of Directors and shall serve until the first meeting of the Board of Directors after the annual meeting of shareholders and until their successors are elected and qualified or until the members' earlier resignation or removal. The Board of Directors may designate the Chairman of each committee. Vacancies may be filled by the Board of Directors at any meeting.

    Section 3.  Procedure/Quorum/Notice.  The Chairman, Vice
                -----------------------
Chairman or a majority of any committee may call a meeting of that committee. A quorum of any committee shall consist of a majority of its members unless otherwise provided by resolution of the Board of Directors. The majority vote of a quorum shall be required for the transaction of business. The secretary of the committee or the chairman of the committee shall give notice of all meetings of the committee by mailing the notice to the members of the committee at least three days before each meeting or by telegraphing or telephoning the members not later than one day before the meeting. The notice shall state the time, date and place of the meeting. Each committee shall fix its other rules of procedure.

    Section 4.  Executive Committee.  During the interval
                -------------------
between meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors, to act upon any matters which, in the opinion of the Chairman of the Board, should not be postponed until the next previously scheduled meeting of the Board of Directors; but, to the extent prohibited by law, shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation of the Company (except that the Committee may, to the extent authorized in the resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation for the Company, recommending to the shareholders of the Company the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the shareholders a dissolution of the Company or a revocation of a dissolution, or amending the By-Laws of the Company. The Executive Committee shall have the power and authority to authorize the issuance or sale of the capital stock of the Company.

    Section 5.  Audit Committee.  The Audit Committee shall
                ---------------
have the power to recommend to the Board of Directors the selection and engagement of independent accountants to audit the books and accounts of the Company and the discharge of the independent accountants. The Audit Committee shall review the scope of the audits as recommended by the independent accoun-tants, the scope of the internal auditing procedures of the Company and the system of internal accounting controls and shall review the reports to the Audit Committee of the inde-pendent accountants and the internal auditors.


    Section 6.  Compensation Committee.  The Compensation
                ----------------------
Committee shall have the powers and authorities vested in it by the incentive, stock option and similar plans of the Company. The Compensation Committee shall have the power to approve, disapprove, modify or amend all plans designed and intended to provide compensation primarily for officers of the Company.
The Compensation Committee shall review, fix and determine from time to time the salaries and other remunerations of all officers of the Company.

    Section 7.  Committee on Directors.  The Committee on
                ----------------------
Directors shall have the power to recommend candidates for election to the Board of Directors and shall consider nominees for directorships submitted by shareholders. The Committee on Directors shall consider issues involving potential conflicts of interest of directors and committee members and recommend and review all matters relating to fees and retainers paid to directors, committee members and committee chairmen.

    Section 8.  Public Issues Review Committee.  The Public
                ------------------------------
Issues Review Committee shall have the power to review Company policy and practice relating to significant public issues of concern to the shareholders, the Company, the business community and the general public. The Committee may also review management's position on shareholder proposals involving issues of public interest to be presented at annual or special meetings of shareholders.

    Section 9.  Retirement Plan Review Committee.  The
                --------------------------------
Retirement Plan Review Committee shall have the power to review the administration of all employee retirement plans for the Company and the financial condition of all trusts and other funds established pursuant to such plans. The Retirement Plan Review Committee shall also have the power to recommend to the Board of Directors the adoption or amendment of any employee retirement plan of the Company.



                          ARTICLE IV
                  NOTICE AND WAIVER OF NOTICE


    Section 1.  Notice.  Any notice required to be given to
                ------
shareholders or directors under these By-Laws, the Certificate of Incorporation or by law may be given by mailing the same, addressed to the person entitled thereto, at such person's last known post office address and such notice shall be deemed to be given at the time of such mailing.

    Section 2.  Waiver of Notice.  Whenever any notice is
                ----------------
required to be given under these By-Laws, the Certificate of Incorporation or by law, a waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the ex-press purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be trans-acted at, nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any written waiver of notice.


                           ARTICLE V
                           OFFICERS


    Section 1.  Officers of the Company.  The officers of the
                -----------------------
Company shall be selected by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may elect a Controller and one or more of the following: Senior Executive Vice President, Executive Vice President, Senior Vice President, Assistant Vice President, Assistant Secretary, Associate Treasurer, Assistant Treasurer, Associate Controller and Assistant Controller. Two or more offices may be held by the same person.

    The Company may have a Chief Executive Officer who shall be appointed by the Board of Directors and who, subject to the overall direction and supervision of the Board of Directors and Committees thereof, shall be in general charge of the affairs of the Company and shall consult with and advise the Board of Directors and committees thereof on the business and the affairs of the Company.

    The Company may have a Chief Operating Officer who shall be appointed by the Board of Directors and who, subject to the overall direction and supervision of the Chief Executive Officer, shall be in general charge, control and supervision over the administration and operations of the Company and shall have such other duties and powers as may be imposed or given by the Board of Directors.

    The Company may have a General Counsel who shall be appointed by the Board of Directors and shall have general supervision of all matters of a legal nature concerning the Company, unless the Board of Directors has also appointed a General Tax Counsel, in which event the General Tax Counsel shall have general supervision of all tax matters of a legal nature concerning the Company.

    The Company may have a Chief Financial Officer who shall be appointed by the Board of Directors and shall have general supervision over the financial affairs of the Company. The Company may also have a Director of Internal Audit who shall be appointed by the Board of Directors.

    Section 2.  Election of Officers.  At the first meeting of
                --------------------
the Board of Directors after each annual meeting of share-holders, the Board of Directors shall elect the officers. From time to time the Board of Directors may elect other officers.

    Section 3.  Tenure of Office; Removal.  Each officer shall
                -------------------------
hold office until the first meeting of the Board of Directors after the annual meeting of shareholders following the officer's election and until the officer's successor is elected and qualified or until the officer's earlier resignation or removal. Each officer shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

    Section 4.  President.  The President shall have such
                ---------
powers and perform such duties as may be assigned by the Board of Directors or by the Chairman of the Board of Directors. In the absence or disability of the President, his or her duties shall be performed by such Vice Presidents as the Chairman of the Board of Directors or the Board of Directors may designate. The President shall have the power to make and execute contracts on the Company's behalf and to delegate such power to others.

    Section 5.  Vice Presidents.  Each Vice President shall
                ---------------
have such powers and perform such duties as may be assigned to the Vice President by the Board of Directors or the President. Each Vice President shall have the power to make and execute contracts on the Company's behalf.

    Section 6.  Assistant Vice Presidents.  An Assistant Vice
                -------------------------
President shall perform such duties as may be assigned to him by the Board of Directors, the President or any Vice President.

    Section 7.  Secretary.  The Secretary shall keep minutes
                ---------
of all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept, minutes of all meetings of Committees of the Board of Directors, except where such responsibility is otherwise fixed by the Board of Directors. The Secretary shall issue all notices for meetings of the shareholders and Board of Directors and shall have charge of and keep the seal of the Company and shall affix the seal attested by the Secretary's signature to such instruments or other documents as may properly require same. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board of Directors or the President may require; and shall cause to be prepared, re-corded, transferred, issued, sealed and cancelled certificates of stock as required by the transactions of the Company and its shareholders. The Secretary shall attend to such correspond-ence and such other duties as may be incident to the office of the Secretary or assigned to him by the Board of Directors or the President.

    In the absence of the Secretary, an Assistant Secretary is authorized to assume the duties herein imposed upon the Secre-tary and any Assistant Secretary or other duly authorized officer may affix the seal of the Company to such instruments or other documents as may require the same.

    Section 8.  Treasurer.  The Treasurer shall perform all
                ---------
duties and acts incident to the position of Treasurer, shall have custody of the Company funds and securities, and shall deposit all money and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be authorized, taking proper vouchers for such disbursements, and shall render to the Board of Directors, whenever required, an account of all the transactions of the Treasurer and of the financial condition of the Company. The Treasurer shall vote all of the stock owned by the Company in any corporation and may delegate that power to others. The Treasurer shall perform such other duties as may be assigned to the Treasurer by the Board of Directors, the President or the Chief Financial Officer and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the President.

    In the absence of the Treasurer, an Assistant Treasurer is authorized to assume the duties herein imposed upon the Trea-surer.

    Section 9.  Controller.  The Controller shall keep or
                ----------
cause to be kept in the books of the Company provided for that purpose a true account of all transactions and of the assets and liabilities of the Company. The Controller shall prepare and submit to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the President, such financial statements and schedules as may be required to keep the Chairman of the Board of Directors, the President and the Chief Financial Officer currently informed of the operations and financial condition of the Company, and perform such other duties as may be assigned by the Chief Financial Officer, or the President.

    In the absence of the Controller, an Assistant Controller is authorized to assume the duties herein imposed upon the Controller.

    Section 10.  Director of Internal Audit.  The Director of
                 --------------------------
Internal Audit shall cause to be performed, and have general supervision over, auditing activities of the financial transac-tions of the Company, including the coordination of such auditing activities with the independent accountants of the Company and shall perform such other duties as may be assigned to him from time to time. The Director of Internal Audit shall report to the Chief Executive Officer or, in the absence of the Chief Executive Officer, to the President. From time to time

                               -11
at the request of the Audit Committee, the Director of Internal
Audit shall inform that Committee of the auditing activities of the Company.


                          ARTICLE VI
              RESIGNATIONS; FILLING OF VACANCIES


    Section 1.  Resignations.  Any director, member of a
                ------------
committee, or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

    Section 2. Filling of Vacancies. If the office of any director becomes vacant, the directors then in office, although less than a quorum, or, if the number of directors is in-creased, the directors then in office, may elect any qualified person to fill such vacancy. In the case of a vacancy in the office of a director caused by an increase in the number of directors, the person so elected shall hold office until the next annual meeting of shareholders, or until his successor shall be elected and qualified. In the case of a vacancy in the office of a director resulting otherwise than from an increase in the number of directors, the person so elected to fill such vacancy shall hold office for the unexpired term of the director whose office became vacant. If the office of any officer becomes vacant, the Chairman of the Board of Directors may appoint any qualified person to fill such vacancy tempo-rarily until the Board of Directors elects any qualified person for the unexpired portion of the term. Such person shall hold office for the unexpired term and until the officer's successor shall be duly elected and qualified or until the officer's earlier resignation or removal.


                          ARTICLE VII
                         CAPITAL STOCK


    Section 1.  Form and Execution of Certificates.  The
                ----------------------------------
certificates of shares of the capital stock of the Company shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors or the President, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Each certificate of stock shall certify the number of shares owned by the shareholder in the Company.

    A facsimile of the seal of the Company may be used in connection with the certificates of stock of the Company, and facsimile signatures of the officers named in this Section may be used in connection with said certificates. In the event any officer whose facsimile signature has been placed upon a certi-ficate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person were an officer at the date of issue.

    Section 2.  Record Ownerships.  All certificates shall be
                -----------------
numbered appropriately and the names of the owners, the number of shares and the date of issue shall be entered in the books of the Company. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

    Section 3.  Transfer of Shares.  Upon surrender to the
                ------------------
Company or to a transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Company, if it is satisfied that all provisions of law regarding transfers of shares have been duly complied with, to issue a new certificate to the person entitled there-to, cancel the old certificate and record the transaction upon its books.

    Section 4.  Lost, Stolen or Destroyed Stock Certificates.
                --------------------------------------------
Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Company an affidavit as to such person's ownership of the certificate and of the facts which prove that it was lost, stolen or destroyed. The person shall also, if required by the Treasurer or Secretary of the Company, deliver to the Company a bond, sufficient to indemnify the Company against any claims that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Any Vice President or the Secretary or any Assistant Secretary of the Company is authorized to issue such duplicate certificates or to authorize any of the transfer agents and registrars to issue and register such duplicate certificates.

    Section 5.  Regulations.  The Board of Directors from time
                -----------
to time may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares.

    Section 6.  Transfer Agent and Registrar.  The Board of
                ----------------------------
Directors may appoint such transfer agents and registrars of transfers as it may deem necessary, and may require all stock certificates to bear the signature of either or both.


                         ARTICLE VIII
                             SEAL


    The Board of Directors shall provide a suitable seal containing the name of the Company, the year "1986", and the words, "CORPORATE SEAL, DELAWARE," or other appropriate words.
The Secretary shall have custody of the seal.


                          ARTICLE IX
                          FISCAL YEAR


    The fiscal year of the Company for each year shall end on December 31 in each year or shall end on such other date as may be determined by the Audit Committee from time to time.



                          ARTICLE X
                          AMENDMENTS


    Section 1.  Directors may Amend By-Laws.  The Board of
                ---------------------------
Directors shall have the power to make, amend and repeal the By-Laws of the Company at any regular or special meeting of the Board of Directors.

    Section 2.  By-Laws Subject to Amendment by Shareholders.
                --------------------------------------------
All By-Laws shall be subject to amendment, alteration, or repeal by the shareholders entitled to vote at any annual meeting or at any special meeting.


                          ARTICLE XI
                       EMERGENCY BY-LAWS

    Section 1.  Emergency By-Laws.  This Article XI shall be
                -----------------
operative during any emergency resulting from an attack on the United States or on a locality in which the Company conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or the Executive Committee thereof cannot be readily convened (an "emergency"), notwithstanding any different or conflicting provision in the preceding Articles of these By-Laws or in the Certificate of Incorporation of the Company. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding Articles and the provisions of the Certificate of Incorporation of the Company shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article XI shall cease to be operative.

    Section 2.  Meetings.  During any emergency, a meeting of
                --------
the Board of Directors, or any committee thereof, may be called by any officer or director of the Company. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers, as defined in
Section 3 hereof, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

    Section 3.  Quorum.  At any meeting of the Board of
                ------
Directors, or any committee thereof, called in accordance with
Section 2 of this Article XI, the presence or participation of two directors, one director and a Designated Officer or two
Designated Officers shall constitute a quorum for the transaction of business.

    The Board of Directors or the committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an emergency may have occurred, designate the officers of the Company in a numbered list (the "Designated Officers") who shall be deemed, in the order in which they appear on such list, directors of the Company for purposes of obtaining a quorum during an emergency, if a quorum of directors cannot otherwise be obtained.

    Section 4.  By-Laws.  At any meeting called in accordance
                -------
with Section 2 of this Article XI, the Board of Directors or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article XI so as to make any provision that may be practical or necessary for the circumstances of the emergency.

    Section 5.  Liability.  No officer, director or employee
                ---------
of the Company acting in accordance with the provisions of this
Article XI shall be liable except for willful misconduct.

    Section 6.  Repeal or Change.  The provisions of this
                ----------------
Article XI shall be subject to repeal or change by further action of the Board of Directors or by action of the share-holders, but no such repeal or change shall modify the provisions of Section 5 of this Article XI with regard to action taken prior to the time of such repeal or change.